PRIVATE EQUITY LINE OF CREDIT AGREEMENT


            PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of May 13, 1998 (the "Agreement"), among the entities listed on Schedule A attached hereto (referred to as the "Investor" or "Investors"), SETTONDOWN CAPITAL INTERNATIONAL LTD. (the "Placement Agent") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, organized and existing under the laws of the Bahamas, and OBJECTSOFT CORPORATION (Nasdaq Small Cap Stock Market Symbol "OSFT"), a corporation organized and existing under the laws of the State of Delaware (the "Company").

            WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, from time to time as provided herein, and the Investors shall purchase (i) for an aggregate of up to Nine Hundred Thousand ($900,000) Dollars, that number of shares of Common Stock determined by dividing $900,000 by the Purchase Price (as defined below) for the Initial Shares (as defined below) on the Subscription Date (as defined below), (ii) up to $5,000,000 aggregate value of Put Shares (as defined below), (iii) up to $1,200,000 aggregate value of Preferred Stock (as defined below), and (iv) Warrants A to purchase an aggregate of up to 42,000 Warrant Shares and Warrants B to purchase an aggregate of 30,000 Warrant Shares (as defined below); and

            WHEREAS, the Company shall issue to the Placement Agent, in return for services rendered (in addition to the fees set forth in Section 13.7 below):
(a) upon the Closing for the Initial Shares (as defined below), (i) that number of shares of Common Stock equal to four (4%) percent of the number of shares of Common Stock issued to the Investors on the Subscription Date, (ii) twenty thousand (20,000) shares of Common Stock (to be included in the definition of Registrable Securities below), and (iii) a Warrant A (as defined below) to purchase 3,000 Warrant Shares (as defined below) per Three Hundred Thousand ($300,000) Dollars funded by the Investors on the Subscription Date; (b) upon the Closings for the Preferred Stock, that number of shares of Preferred Stock equal to four (4%) percent of the number of shares of Preferred Stock issued to the Investors; and

            WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

            Section 1.1 "Additional Shares" shall have that meaning set forth in
Section 2.6 below.

            Section 1.2 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

            Section 1.3 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

            Section 1.4 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for, or giving any right to, subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

            Section 1.5 "Certificate of Designation" shall mean the Company's Certificate of Designation setting forth all of the rights, privileges and preferences of the Series C Preferred Stock, as annexed hereto as Exhibit A.

            Section 1.6 "Closing" shall mean one of the closings of a purchase and sale of the Common Stock, Warrants, and Preferred Stock pursuant to Article II below.

            Section 1.7 "Closing Date" shall mean, with respect to the purchase of the Initial Shares the Closing shall be on the Subscription Date. The Closing Date for the first tranche of Preferred Stock shall be on a Trading Day subsequent to the Registration Statement being effective for thirty days subject to the satisfaction of each of the conditions as set forth in Section 2.11. The Closing Date for the second tranche of Preferred Stock shall be on a Trading Day subsequent to the Registration Statement being effective for ninety days subject to the satisfaction of each of the conditions as set forth in Section 2.11. The Closing Date for the Put shares shall be on the Fourth Trading Day following each Put Date. For each Closing Date, all conditions contained in this Agreement must have been fulfilled at or prior to each Closing Date. In the event such date shall fall on a holiday or a weekend, then the next business day thereafter shall be the Closing Date.

            Section 1.8 "Commitment Amount" shall mean up to the $7,100,000 which the Investor has agreed to provide to the Company in order to purchase the Initial Shares, Preferred Shares, and Put Shares pursuant to the terms and conditions of this Agreement.

            Section 1.9 "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date, or (ii) such earlier date as the Company and all of the Investors may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investors shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of $5,000,000, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring two years after the Effective Date.

            Section 1.10 "Common Stock" shall mean the Company's common stock, par value $0.0001 per share.

            Section 1.11 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

            Section  1.12  "Damages"  shall  mean  any  loss,   claim,   damage,
liability, costs and expenses which shall include, but not be limited to, reasonable attorney's fees, disbursements, costs and expenses of expert witnesses and investigation.

            Section 1.13 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the following, (i) two hundred (200%) percent of the Initial Shares and Warrant Shares, and (ii) two hundred (200%) percent of that number of shares of Common Stock issued to the Placement Agent on the Subscription Date as set forth in
Section 13.7 below.

            Section 1.14 "Escrow Agent" shall mean the law firm of Goldstein, Goldstein & Reis, LLP, pursuant to the terms of the Escrow Agreement attached as Exhibit E.

            Section 1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            Section 1.16 "First Repricing Date" shall have that meaning set forth in Section 2.9.

            Section 1.17 "Floor Price" shall mean a Bid Price of One Dollar and Fifty Cents ($1.50) per share of Common Stock.

            Section 1.18  "Initial  Shares"  shall have the meaning set forth in
Section 2.8.

            Section 1.19 "Initial Shares Investment Amount" shall mean $900,000.

            Section 1.20 "Investment Amount" shall mean, upon proper notification by the Company to each of the Investors, the dollar amount to be invested by each of the Investors to purchase Put Shares with respect to any Put Date in accordance with Section 2.2 hereof.

            Section  1.21  "Legend"  shall have the meaning set forth in Section
9.1.

            Section 1.22 "Market Price" on any given date shall mean the average of the five lowest Bid Prices of the Common Stock during the Valuation Period.

            Section 1.23 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect




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




interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation or the Warrants in any material respect.

            Section 1.24 "Maximum Put Amount" shall mean the amount indicated in the Table below:


--------------------------------------------------------------------------------
Closing Price       30-Day Avg.     30-Day Avg.      30-Day Avg.    30-Day Avg.
                   Daily Trading   Daily Trading    Daily Trading  Daily Trading
                   Volume 5,000-       Volume           Volume         Volume
                       25,000      25,001-50,000    50,001-75,000   75,001-Above
--------------------------------------------------------------------------------
$ 1.00 - $ 3.00     $  100,000      $  200,000       $  300,000     $  400,000
--------------------------------------------------------------------------------
$ 3.01 - $ 6.00     $  300,000      $  400,000       $  500,000     $  600,000
--------------------------------------------------------------------------------
$ 6.01 - $ 8.00     $  500,000      $  600,000       $  700,000     $  800,000
--------------------------------------------------------------------------------
$ 8.01 - $10.00     $  700,000      $  800,000       $  900,000     $1,000,000
--------------------------------------------------------------------------------
$10.01 - $12.00     $  900,000      $1,000,000       $1,100,000     $1,200,000
--------------------------------------------------------------------------------
$12.01 - $14.00     $1,100,000      $1,200,000       $1,300,000     $1,400,000
--------------------------------------------------------------------------------
$14.01 - Above      $1,300,000      $1,400,000       $1,500,000     $1,600,000
--------------------------------------------------------------------------------


            Section  1.25  "NASD"  shall  mean  the  National   Association   of
Securities Dealers, Inc.

            Section 1.26 "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

            Section 1.27 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            Section 1.28 "Preferred Stock" shall mean the Company's Series C Preferred Stock with the rights, privileges and preferences, as set forth in the Certificate of Designation attached hereto as Exhibit A.

            Section 1.29 "Principal Market" shall mean the Nasdaq National Market, or the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock.

            Section 1.30 "Purchase Price" shall mean (a) with respect to the Initial Shares, eighty (80%) percent of the Market Price, (b) with respect to the Preferred Stock, an amount equal to the "Purchase Price" of each share of Preferred Stock, as set forth in the Certificate of Designation, and (c) with respect to Put Shares, eighty-five (85%) percent (the "Purchase Price Percentage") of the Market Price upon a Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement).

            Section 1.31 "Put" shall mean each occasion in which the Company elects to exercise its right to tender a Put Notice requiring the Investors (pro rata) to purchase shares of the Company's Common Stock, subject to the terms of this Agreement.

            Section 1.32 "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to issue and sell Put Shares to the Investors is deemed delivered pursuant to Section 2.2(b) hereof.

            Section 1.33 "Put Notice and/or Compliance Certificate" shall mean a written notice to each of the Investors setting forth the Investment Amount that the Company intends to Put to the Investors (pro rata), including the certification that the Company has complied in all material respects with all obligations and conditions contained in this Agreement, in the form annexed hereto as Exhibit D.

            Section 1.34 "Put Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

            Section 1.35 "Registrable Securities" shall mean the Initial Shares, the Underlying Shares, the Additional Shares, the Repricing Shares, the Warrant Shares, the Put Shares, and all of the shares of Common Stock issued to the Placement Agent, (i) in respect of which the Registration Statement (covering these securities) has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, or (iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

            Section 1.36 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company, the Placement Agent, and the Investors on the Subscription Date annexed hereto as Exhibit A.

            Section 1.37 "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrants and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors and the Placement Agent of the Registrable Securities under the Securities Act.

            Section 1.38 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

            Section 1.39 "Repricing Shares" shall mean that number of shares of Common Stock issuable pursuant to Section 2.9 below.

            Section 1.40 "Repurchase Price" shall have the meaning as set forth in Section 2.10 below.

            Section 1.41 "Reset Price" shall mean eighty (80%) percent of the Market Price on the applicable Repricing Date as set forth in Section 2.9 below.

            Section   1.42  "SEC"  shall  mean  the   Securities   and  Exchange
Commission.

            Section 1.43 "Second Repricing Date" shall have that meaning set forth in Section 2.9.

            Section 1.44 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

            Section 1.45 "Securities" shall mean the Initial Shares, the Put Shares, the Repricing Shares, the Underlying Shares, the Additional Shares, the Warrant Shares and any and all Securities issued to the Placement Agent.

            Section 1.46 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

            Section 1.47 "SEC Documents" shall mean the Company's latest Form 10-K (and all amendments thereto) or 10-KSB (and all amendments thereto) as of the time in question, all Form 10-Qs or 10-QSBs and Form 8-Ks filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

            Section 1.48 "Subscription Date" shall mean the date on which this Agreement and all Exhibits and attachments hereto, are executed and delivered by the parties hereto and all of the conditions relating to the Initial Shares shall have been fulfilled.

            Section 1.49 "Trading Cushion" shall mean the mandatory fifteen (15) Trading Days between Put Dates.

            Section 1.50 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

            Section 1.51 "Underlying Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to conversion of the Preferred Stock.

            Section 1.52 "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

            (a)   subdivides or combines its Common Stock;

            (b) pays a dividend in its Capital Shares or makes any other distribution of its Capital Shares;

            (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above, at a price per share less, or for other consideration, lower than the Bid Price in effect immediately prior to such issuance, or without consideration;

            (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

            (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

            (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e)); or

            (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a Material Adverse Effect upon the rights of the Investor at the time of a Put or exercise of the Warrants.

            Section 1.53 "Valuation Period" shall mean, (i) with respect to the Initial Shares, the five (5) Trading Days immediately preceding the Subscription Date, (ii) with respect to the Purchase Price on any Put Date, the five (5) day trading period consisting of the three (3) Trading Days immediately preceding and the one (1) Trading Day following the Trading Day on which a Put Notice is deemed to be delivered, and the Trading Day on which such notice is deemed to be delivered; and (iii) with respect to the Repricing Shares, the five (5) day trading period immediately preceding the applicable Repricing Date; provided, however, that if a Valuation Event occurs



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



during a Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the seventh Trading Day thereafter.

            Section 1.54 "Warrant A" shall have the meaning set forth in Section
2.5 and substantially in the form of Exhibit B.

            Section 1.55 "Warrant B" shall have the meaning set forth in Section
2.6 and substantially in the form of Exhibit C.

            Section 1.56 "Warrants" shall mean collectively the Warrant A and Warrant B.

            Section 1.57 "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of Warrant A or Warrant B.

                                   ARTICLE II

         PURCHASE AND SALE OF COMMON STOCK, PREFERRED STOCK AND WARRANTS

            Section 2.1 Investments.

                  (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice/ Compliance Certificate in the form attached hereto as Exhibit D. The number of Put Shares that the Investors shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price on such Put Date, which number of shares shall not exceed the Maximum Put Amount on such date.

                  (b) Maximum Aggregate Amount of Puts and Repricing Shares. Unless the Company obtains Shareholder approval pursuant to the applicable corporate governance rules of the Nasdaq Stock Market, (i) the Investors may not be compelled to make a purchase, and (ii) the Company will not be obligated to issue any Repricing Shares as set forth in Section 2.9 below, which results in the issuance to the Investors when aggregated with shares of Common Stock issued to Placement Agent and all Warrant Shares issuable upon exercise of the Warrants issuable to the Investors and the Placement Agent, of more than 19.95% of the outstanding shares of Common Stock (which shall be computed as of the Subscription Date) as a result of the transactions contemplated by this Agreement. However, notwithstanding the foregoing, in the event the Company fails to attain shareholder approval as mentioned herein, the Company agrees that in lieu of issuing the Repricing Shares, it will pay to the Investors, immediately, in cash, the dollar value of that number of Repricing Shares that were to be issued pursuant to Section 2.9 below (such dollar value shall be based upon the prices of the Common Stock on the applicable Repricing Date).



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



            Section 2.2 Mechanics For a Put.

                  (a) Put Notice. At any time after the thirtieth (30th) day following the Effective Date, the Company may deliver a Put Notice to the Investors, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than $50,000 nor more than the Maximum Put Amount.

                  (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investors if such notice is received prior to 12:00 p.m. Eastern Time, or
(ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 p.m. Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

            Section 2.3 Put Closings. On each Closing Date for a Put (i) the Company shall deliver to the Escrow Agent for the benefit of the Investors one or more certificates, at the Investors option, representing the Put Shares to be purchased by the Investors pursuant to Section 2.1 herein, registered in the name of the Investors; and (ii) the Investors shall deliver to escrow the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the Escrow Agent on or before the Closing Date. In addition, on or prior to the Closing Date for a Put, each of the Company, the Placement Agent, and the Investors shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company, payment of Placement Agent fees as set forth in Section 13.7 below and delivery of the certificates to the Investors shall occur on the Closing Date for the applicable Put in accordance with the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investors counsel, the Escrow Agent and Placement Agent in accordance with
Section 13.7, the amount of such fees, expenses and disbursements shall be paid out of the funds that the Escrow Agent is holding for the Company to the respective parties, in immediately available funds, at the direction of the Investors, with no reduction in the number of Put Shares issuable to the Investors on such Closing Date.

            The Company may not make a Put to the Investors: (i) until thirty days after the First Repricing Date, nor (ii) during the seven day period commencing three days prior to the Second Repricing Date, and ending three days after a Closing Date for the Second Repricing Date, and including the Closing Date for the Second Repricing Date.

            Section 2.4 Termination of Investment Obligation. The obligation of the Investors to purchase shares of Common Stock pursuant to a Put shall terminate permanently (including with respect to a Closing Date that has not yet occurred but for which a Put Notice has been delivered to the Investors) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of twenty (20) Trading Days during the Commitment Period, for any reason other than deferrals or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4 or 6.6; provided, that in the case of clause (i) above, the Investors' obligation to purchase shares of Common Stock shall be reinstated when the Investors receive copies of the supplemented or amended prospectus contemplated by the Registration Rights Agreement.

            Section 2.5 The Warrants.

                  (a) Warrant A. On the Subscription Date, the Company will issue to the Investors and the Placement Agent a Warrant A, exercisable beginning on the Subscription Date and then exercisable any time over the five year period there following, to purchase an aggregate of 18,000 Warrant Shares for the Investors and 9,000 Warrant Shares for the Placement Agent at the Exercise Price (as defined in the Warrant). Warrant A shall be delivered by the Company to the Escrow Agent, and delivered to the Investors and Placement Agent pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

                  (b) Warrant B. On the Subscription Date, the Company will issue to the Investors (pro rata) a Warrant B exercisable beginning six months from the Subscription Date and then exercisable any time over the five year period there following, to purchase an aggregate of 30,000 Warrant Shares at the Exercise Price (as defined in the Warrant). Warrant B shall be delivered by the Company to the Escrow Agent, and delivered to the Investors pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

            Section 2.6 Additional Shares. In the event that (a) within five Trading Days after the date in which the Investors and/or the Placement Agent receive any of the Securities issued hereunder, a "blackout period" occurs in accordance with the Sections 3(g) and 3(h) of the Registration Rights Agreement, and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price"), the Investor and/or the Placement Agent may sell its Registrable Securities at the New Bid Price pursuant to an effective Registration Statement, and the Company shall issue to the Investor and/or the Placement Agent a number of additional shares equal to the difference between (y) the product of the number of Registrable Securities held by the Investors and/or the Placement Agent during such "blackout period" that are not otherwise freely tradeable and the Old Bid Price, divided by the New Bid Price and (z) the number of Registrable Securities held by the Investor and/or the Placement Agent during such "blackout period" that are not otherwise freely tradeable.

            Section 2.7 Liquidated Damages. In addition to any other provisions for liquidated damages in this Agreement or any Exhibit annexed hereto, in the event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investor(s) and/or the Placement Agent as set forth in Article IX below (due to the action or inaction of the Company, or counsel to the Company), within three (3) Trading Days of surrender by the Investor(s) of the Common Stock certificate in accordance with the terms and conditions set forth in Article IX below (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investor(s), in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, one (1%) percent of the Purchase Price of the Common Stock undelivered for every day thereafter for the first ten
(10) days and two (2%) percent for every day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall run from the fourth (4th) Trading Day after the Receipt Date. In addition to the above, the Company will be liable for the aforementioned liquidated damages in the event the Company fails to notify its transfer agent within two Trading Days after the Receipt Date authorizing the transfer agent to issue such shares of unlegended Common Stock as set forth above. The parties hereto acknowledge and agree that the sum payable pursuant to the Registration Rights Agreement and as set forth above, and the obligation to issue Registrable Securities under
Section 2.6 above, shall constitute liquidated damages and not penalties. The parties further acknowledge that the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, and the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length. Notwithstanding the above, in the event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investor(s) and/or the Placement Agent as set forth in Article IX below (not due to the action or inaction of the Company, or counsel to the Company), within three (3) Trading Days of the Receipt Date), the Company shall pay to the Investor(s), in immediately available funds, interest (at the then current prime rate) on the Purchase Price of the Common Stock undelivered for every day thereafter that the unlegended shares of Common Stock are not delivered. Any and all payments required pursuant to this paragraph shall be payable only in cash.

            Section 2.8 Initial Purchase.

                  (a) The Company agrees to sell and the Investors agree to purchase that number of shares of Common Stock (the "Initial Shares") determined by dividing the Initial Shares Investment Amount by the Purchase Price for the Initial Shares on the Subscription Date. The Initial Shares will be subject to repricing as described in Section 2.9 herein.

                  (b) The right of the Company to receive the Initial Shares Investment Amount from the Investors, and the right of the Investors to receive the Initial Shares and Warrants A and B (as set forth in Section 2.5) is subject to the satisfaction on the Closing Date for the Initial Shares, of each of the following conditions:

                        (i) acceptance by the Company, and by all of the Investors, of this Agreement and all duly executed Exhibits thereto by an authorized officer of the Company;
                        (ii) delivery into escrow by the Investors of good cleared funds as the Initial Shares Investment Amount (as more fully set forth in the Escrow Agreement attached hereto as Exhibit E);

                        (iii) all   representations   and   warranties   of  the
                              Investors and of the Company contained herein shall remain true and correct in all material respects as of the Subscription Date;
                        (iv) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Common Stock and both the Warrant A and Warrant B, or shall have the availability of exemptions therefrom;
                        (v) the sale and issuance of the Common Stock, both the Warrant A and Warrant B, and the proposed issuance of the Common Stock underlying both the Warrant A and Warrants B shall be legally permitted by all laws and regulations to which the Investors and the Company are subject; and all duly executed Exhibits hereto for the sale of the Securities;
                        (vi)  delivery of the original Initial Shares,  Warrants
                              A  and  Warrants  B  as  described  herein;
                        (vii) receipt by the  Investors of an opinion of counsel
                              of the Company as set forth in Exhibit F attached hereto and instructions to the Transfer Agent as set forth in Exhibit G annexed hereto; and
                        (viii)payment of all fees as set forth in  Section  13.7
                              below and the Escrow Agreement.

                  (c) One half of the Initial Shares may be sold on the Effective Date and the remaining Initial Shares may be sold at any time after thirty (30) days after the Effective Date. However, in the event the Effective Date is after the first anniversary of the Subscription Date, all of the Initial Shares may be sold after the first anniversary of the Subscription Date.

            Section 2.9 Repricing.

                  (a) First Repricing. Upon the earlier to occur of (i) the Effective Date, or (ii) one year after the Subscription Date, (also referred to as the "First Repricing Date") the Company agrees to issue that number of additional shares of Common Stock (if any) resulting from the deficiency between one-half of that number of Initial Shares (including those issued to the Placement Agent) which would have been issued had the Reset Price on the Effective Date been utilized and one half of the Initial Shares (including those issued to the Placement Agent) actually issued on the Subscription Date. Such shares shall be delivered within three (3) Trading Days after the Effective Date, or three (3) Trading Days after the one year anniversary of the Subscription Date.

                  (b) Second Repricing. Upon the thirtieth (30th) calendar day after the First Repricing Date (the "Second Repricing Date"), the Company agrees to issue that number of additional shares of Common Stock (if any) resulting from the deficiency between one-half of that number of Initial Shares (including those issued to the Placement Agent) which would have been issued had the Reset Price on the Second Repricing Date been utilized and one-half of the Initial Shares (including those issued to the Placement Agent) actually issued on the Subscription Date. Such shares shall be delivered within three (3) Trading Days after the Second Repricing Date.

                  (c) The Company agrees that in the event there is an insufficient number of shares of Common Stock being registered in the Registration Statement for the inclusion of the Repricing Shares, the Company agrees to file and use its best efforts to cause to be effective, any amendment necessary to the Registration Statement to include the Repricing Shares. The Company shall only be required to issue Repricing Shares based upon that number of shares of Common Stock beneficially held by the Investors and the Placement Agent on each Repricing Date. In the event the Company is obligated to issue Repricing Shares, as set forth above, but is unable to issue registered Repricing Shares as set forth above, the Company agrees that it shall pay to the Investors, and/or Placement Agent, the dollar value equal to the number of Repricing Shares to be issued multiplied by the Bid Price on the applicable Repricing Date. Such payment is to be made, if necessary, within three (3) Trading Days after the applicable Repricing Date.

            Section 2.10 Repurchase. In the event the Bid Price is less than One Dollar and Fifty Cents ($1.50), the Company may repurchase any number of shares of Common Stock and Preferred Stock then beneficially owned by the Investors and/or Placement Agent in whole or in part (repurchased pro rata amongst the Investors) issued pursuant to this Agreement (except the Put Shares) in cash at one hundred ten (110%) percent of the Initial Shares Investment Amount (as adjusted to reflect the issuance of Repricing Shares as set forth in Section 2.9 above), the Investment Amount, the First Tranche Investment Amount or the Second Tranche Investment Amount, as applicable, (the "Repurchase Price"). Upon receipt by the Investors and/or the Placement Agent of notice from the Company (the "Repurchase Notice") of the exercise of its right to repurchase the aforementioned shares of Common Stock held by the Investors (the "Repurchase Date"), the Company shall wire transfer the appropriate amount of funds into an escrow account mutually agreed upon by both the Company, the Investors and/or the Placement Agent, within three (3) business days of the Repurchase Date. If the Company has not, within three (3) business days after the Repurchase Date, deposited into escrow the Repurchase Price for the benefit of the repurchasing as set forth herein, the Company shall have waived its right to repurchase at any time, and shall pay to the Investors and/or the Placement Agent, in immediately available funds, liquidated damages in the amount of ten (10%) percent of the Repurchase Price. In no event shall the Company (i) be allowed to send a Repurchase Notice to the Investors and/or the Placement Agent within five
(5) days before a Repricing Date, or within five (5) days after any Repricing Date, or (ii) be entitled to repurchase any Put Shares.

            Section 2.11 Preferred Stock. The Company agrees to sell and the Investors agree to purchase up to an aggregate principal amount of One Million Two Hundred Thousand ($1,200,000) Dollars principal amount of Preferred Stock in two separate tranches as set forth in (a) and (b) below. The number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be determined by dividing $1,200,000 by the conversion formula contained in the Certificate of Designation.

                  (a) First Tranche. The Investors shall purchase (pro rata) an aggregate principal amount of Six Hundred Thousand ($600,000) Dollars (the "First Tranche Investment Amount") principal amount of Preferred Stock, on the thirtieth (30th) day following the effective date of a Registration Statement covering the Underlying Shares, upon the satisfaction of the following conditions:

                  (i) the Investors shall have received  certification  that the
            Company has obtained shareholder approval for the Company's issuance of more than twenty (20%) percent of its Common Stock in connection with the transactions contemplated hereby;

                  (ii) delivery into escrow by the Company of an aggregate principal amount of Six Hundred Thousand ($600,000) Dollars of original Preferred Stock, as more fully set forth in the Escrow Agreement attached hereto as Exhibit F;

                  (iii) the Investors  shall have received an opinion of counsel of the Company as set forth in this Agreement;

                  (iv) the  Investors  shall  have  received a copy of the filed
            Certificate of Designation, and any amendments thereto;

                  (v) the Investors  shall have received  written proof that the
            Registration Statement (which includes all Underlying Shares) has previously become effective and remains effective for at least thirty days and is effective during the three Trading Days immediately prior to the Closing Date for the first tranche, and (A) neither the Company nor any of the Investors shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investors are reasonably satisfied that the SEC no longer is considering or intends to take such action), and (B) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

                  (vi) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock, or shall have the availability of exemptions therefrom. To the knowledge of the Company, the sale and issuance of the Preferred Stock shall be legally permitted by all laws and regulations to which the Company is subject;

                  (vii) the Investors shall have received written  certification that the representations and warranties of the Company are true and correct in all material respects as of the Closing Date for the first tranche of the Preferred Stock as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Closing Date for the first tranche of the Preferred Stock;

                  (viii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and all Exhibits hereto, the Certificate of Designation, the Escrow Agreement, the Registration Rights Agreement and the Warrants, to be performed, satisfied or complied with by the Company at or prior to the Closing Date for the first tranche of the Preferred Stock;

                  (ix) no statute,  rule,  regulation,  executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement;

                  (x) since the date of filing of the Company's  most recent SEC
            Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred;

                  (xi) the trading of the Common  Stock is not  suspended by the
            SEC or the Principal Market, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the Closing for the first tranche of the Preferred Stock shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have been contacted by Nasdaq concerning the delisting of the Common Stock on the Principal Market, and the Company currently meets all listing requirements during the thirty (30) day period immediately preceding the Closing Date for the first tranche;

                  (xii)  payment of fees as  applicable  as set forth in Section
            13.7 below; and

                  (xiii) the Investors  shall have received and been  reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investors in order for the Investors to confirm the Company's satisfaction of the conditions set forth in this Section, including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                  (b) Second Tranche. The Investors shall purchase (pro rata) an aggregate principal amount of Six Hundred Thousand ($600,000) Dollars (the "Second Tranche Investment Amount") principal amount of Preferred Stock, on the ninetieth (90th) day following the effective date of a Registration Statement covering the Underlying Shares, upon the satisfaction of the following conditions:

                  (i) the Investors shall have received  certification  that the
            Company has obtained shareholder approval for the Company's issuance of more than twenty (20%) percent of its Common Stock in connection with the transactions contemplated hereby;

                  (ii) delivery into escrow by the Company of an aggregate principal amount of Six Hundred Thousand ($600,000) Dollars of original Preferred Stock, as more fully set forth in the Escrow Agreement attached hereto as Exhibit F;

                  (iii) the Investors  shall have received an opinion of counsel of the Company as set forth in this Agreement;

                  (iv) the Investors shall have received  certification from the
            Company that the Certificate of Designation previously supplied to the Investors on the Closing Date for the Initial Shares has not been altered and remains in full force and effect.

                  (v) the Investors  shall have received  written proof that the
            Registration Statement (which includes all Underlying Shares) has previously become effective and remains effective for at least ninety days and is effective during the three Trading Days immediately prior to the Closing Date for the second tranche, and
            (A) neither the Company nor any of the Investors shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investors are reasonably satisfied that the SEC no longer is considering or intends to take such action), and (B) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

                  (vi) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the Preferred Stock shall be legally permitted by all laws and regulations to which the Company is subject;

                  (vii) the Investors shall have received written  certification that the representations and warranties of the Company are true and correct in all material respects as of the Closing Date for the second tranche of the Preferred Stock as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Closing Date for the second tranche of the Preferred Stock;

                  (viii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Certificate of Designation, the Registration Rights Agreement and the Warrants, to be performed, satisfied or complied with by the Company at or prior to the Closing Date for the second tranche of the Preferred Stock;

                  (ix) no statute,  rule,  regulation,  executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement;

                  (x) since the date of filing of the Company's  most recent SEC
            Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred;

                  (xi) the trading of the Common  Stock is not  suspended by the
            SEC or the Principal Market, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the Closing for the first tranche of the Preferred Stock shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have been contacted by the NASD concerning the delisting of the Common Stock on the Principal Market, and the Company currently meets all listing requirements during the thirty (30) day period immediately preceding the Closing Date for the second tranche;

                  (xii) payment of fees as set forth in Section 13.7 below; and

                  (xiii) the Investors  shall have received and been  reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investors in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section, including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

            In no event shall the Investors be obligated to purchase any shares of Preferred Stock if a Registration Statement including the Underlying Shares, is not declared effective prior to eighteen (18) months after the Subscription Date. Notwithstanding Sections 2.11 (a) and (b) herein, the Company has the sole option of terminating its obligations to issue the Preferred Stock in these Sections, by giving written notice to the Placement Agent and each of the Investors at any time prior to twenty (20) days after the effective date of a Registration Statement covering the Underlying Shares. The Preferred Stock shall be convertible pursuant to the terms and conditions of the Certificate of Designation.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

            Each of the Investors represent and warrant to the Company that:

            Section 3.1 Intent. Each of the Investors are entering into this Agreement for its own account and have no present arrangement (whether or not legally binding) at any time to sell the

Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investors do not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

            Section 3.2 Sophisticated Investor. Each of the Investors are sophisticated investors (as described in Rule 506(b)(2)(ii) of Regulation D) and accredited investors (as defined in Rule 501 of Regulation D), and the Investors have such experience in business and financial matters that they are capable of evaluating the merits and risks of an investment in the Securities. Each of the Investors acknowledge that an investment in the Common Stock is speculative and involves a high degree of risk. Each of the Investors has the ability to fund the purchase of the Preferred Stock and the Put Shares.

            Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by each of the Investors and is a valid and binding agreement of the Investors enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            Section 3.4 Not an Affiliate. None of the Investors is an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

            Section 3.5 Organization and Standing. Each of the Investors are duly organized, validly existing, and in good standing under the laws of the countries and/or states of their incorporation or organization.

            Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investors, or, to the Investors knowledge, (a) violate any provision of any indenture, instrument or agreement to which any of the Investors are a party or are subject, or by which any of the Investors or any of their assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investors to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which any of the Investors is subject or to which any of their assets, operations or management may be subject.

            Section 3.7 Disclosure; Access to Information. Each of the Investors have received all documents, records, books and other information pertaining to Investors investment in the Company that have been requested by Investors, including the opportunity to ask questions and receive answers. The Company is subject to the periodic reporting requirements of the Exchange Act, and each of the Investors has reviewed or received copies of any such reports that have been requested by it. Each of the Investors represents that it has reviewed the Company's, (i) Form

10-K for the year ended December 31, 1996, (ii) Form 10-K for the year ended December 31, 1997, including the amendment thereto, filed on or about April 30, 1998, (iii) Form 10-Q's filed for the previous twelve months, and (iv) prospectus' dated October 22, 1997.

      Section 3.8 Manner of Sale. At no time were any of the Investors presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

            Section 3.9 Registration or Exemption Requirements. Each of the Investors further acknowledge and understand that the Securities may not be transferred, resold or otherwise disposed of except in a transaction registered under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available. Each of the Investors understands that the certificate(s) evidencing these Securities will be imprinted with a legend that prohibits the transfer of these Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

            Section 3.10 No Legal, Tax or Investment Advice. Each of the Investors understands that nothing in this Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investors have relied on, and has consulted with, such legal, tax and investment advisors as it, in their sole discretion, have deemed necessary or appropriate in connection with its purchase of the Securities.

            Section 3.11 Put/Short Positions. Neither the Investors, nor any affiliate of the Investors, have any present intention of entering into any put option, short position or other similar position with respect to the Securities.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Investors and the Placement Agent that:

            Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect.

            Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and, subject to Shareholder approval in regards to the issuance by the

Company of more than 20% of the outstanding shares of Common Stock, perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, and both Warrants A and B and to issue the Common Stock issued to the Placement Agent, the Initial Shares, Underlying Shares, Additional Shares, Put Shares, Repricing Shares, Preferred Stock, both Warrants A and B and the Warrant Shares, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, the Preferred Stock, and both Warrants A and B by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and, other than the approval by the Company's Shareholders in regards to the issuance by the Company of more than 20% of the outstanding shares of Common Stock at a discount, no further consent or authorization of the Company or its Board of Directors, and (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, the Preferred Stock, and both Warrants A and B have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            Section 4.3 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $0.0001, of which 4,082,676 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $0.0001, none of which are issued and outstanding. Except as set forth in the SEC Documents, there are no outstanding Capital Shares Equivalents. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

            Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq Small Cap Stock Market.

            Section 4.5. SEC Documents. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents filed by the Company with the SEC during the twelve (12) months immediately preceding the Subscription Date (including, without limitation, proxy information and solicitation materials). The Company has not provided to any of the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the

SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            Section 4.6 Valid Issuances. When issued and payment has been made therefor, the Common Stock issued to the Placement Agent, the Initial Shares, the Put Shares, the Additional Shares, the Repricing Shares, the Preferred Stock, the Underlying Shares, the Warrant A, the Warrant B, and the Warrant Shares will be duly and validly issued, fully paid, and nonassessable. Neither the issuance of Common Stock and Warrants to the Placement Agent, nor the sales of the Initial Shares, the Additional Shares, the Put Shares, the Repricing Shares, the Preferred Stock, the Underlying Shares, the Warrant A, the Warrant B, or the Warrant Shares, pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, or Warrants A and B will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Common Stock issued to the Placement Agent, the Initial Shares, the Additional Shares, the Put Shares, the Repricing Shares, the Preferred Stock, the Underlying Shares, the Warrant Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company.

            Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Initial Shares, Put Shares, the Additional Shares, the Repricing Shares, the Preferred Stock, the Underlying Shares, the Warrants A and B, or the Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock issued to the Placement Agent, the Initial Shares, the Additional Shares, the Put Shares, the Repricing Shares, the Preferred Stock, the Underlying Shares, the Warrants A and B, or the Warrant Shares under the Securities Act.

            Section 4.8 Corporate Documents. The Company has furnished or made available to each of the Investors true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

            Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Common Stock, Preferred Stock, and Warrants A and B, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party (with the caveat contained in the Schedule attached hereto), or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock, Preferred Stock, or Warrants A and B, in accordance with the terms hereof (other than any SEC, NASD, Nasdaq or state securities filings that may be required to be made by the Company before or subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq Small Cap Market, including the Nasdaq Small Cap notification form listing the additional shares of Common Stock issuable hereunder, which the Company shall file with the Nasdaq Stock Market promptly after the Subscription Date,); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

            Section 4.10 No Material Adverse Change. Since December 31, 1997, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

            Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those set forth in the Company's financial statements or as incurred in the ordinary course of the Company's businesses since December 31, 1997, and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.


            Section 4.12 No Undisclosed Events or Circumstances. Since December 31, 1997, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

            Section 4.13 No Integrated Offering. To the Company's knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act, except as set forth in the SEC Documents.

            Section 4.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material

Adverse Effect.

            Section 4.15 Restrictions On Future Financings. The Company represents that, unless it obtains the written approval of all of the Investors (which approval will not be unreasonably withheld), the Company will not enter into any other equity financing agreement, or arrangement, that would: (a) cause the Common Stock issued in such financing to be salable and freely tradeable before sixty (60) days from the last Repricing Date, or (b) affect the timeliness of the Registration Statement being declared effective. Notwithstanding the aforementioned, the Company may issue warrants to purchase two hundred fifty thousand (250,000) shares of Common Stock to AJC Equities which are exercisable at any time commencing six months after the date they are issued at an exercise price of Two ($2.00) Dollars per share of Common Share.

                                    ARTICLE V
                           COVENANTS OF THE INVESTORS

            Section 5.1 Compliance with Law. Each of the Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

            Section 5.2 Agreement To Vote. For so long as the Company has not committed a material breach of this Agreement and the Exhibits annexed hereto, and this Agreement has not been terminated, the Investors agree to vote all shares of Common Stock beneficially held by them in favor of all nominees to the Company's board of directors who are nominated by the then current Board of Directors of the Company.

            Section 5.3 Put/Short Positions. Neither the Investors, nor any affiliate of the Investors, have any present intention of entering into any put option, short position or other similar position with respect to the Securities.

            Section 5.4 4.95% Limitation. The number of shares of Common Stock required to be purchased by any of the Investors pursuant to the terms of this Agreement shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by any of the Investors beneficially or deemed beneficially owned by any of the Investors, would result in any of the Investors owning more than 4.95% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which any Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether any of the Investors, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.95% of the Common Stock following such Closing. However, the foregoing limitation shall not apply in the event their is a forced conversion of the Preferred Stock pursuant to the terms set forth in the Certificate of Designation.


                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

            Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

            Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Additional Shares, the Repricing Shares, the Underlying Shares, the Put Shares and the Warrant Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price therefor under the terms of this Agreement, the Certificate of Designation, the Warrant A, and the Warrant B. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Preferred Stock, the Warrants A and the Warrant B.

            Section 6.3 Listing of Common Stock. The Company hereby agrees to use its best efforts to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the

Common Stock issued to the Placement Agent, the Initial Shares, the Additional Shares, the Put Shares, the Repricing Shares, the Underlying Shares, and the Warrant Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issued to the Placement Agent, the Initial Shares, the Put Shares, the Additional Shares, the Repricing Shares, the Underlying Shares, and the Warrant Shares, and will take such other action as is reasonably necessary or desirable in the opinion of the Investors to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will use its best efforts to comply with the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. In the event the Company receives notification from Nasdaq concerning delisting of the Common Stock on the Principal Market, the Company will use its best efforts to comply with all applicable listing standards of the Principal Market.

            Section 6.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

            Section 6.5 Legends. The certificates evidencing the Common Stock to be sold by the Investors pursuant to Section 9.1 shall be free of legends, except as set forth in Article IX.

            Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

            Section 6.7 Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put, or to have a Closing For the Preferred Stock. The Company will immediately notify each of the Investors upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investors any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investors any Put Notice during the continuation of any of the foregoing events, nor shall a Closing for either the first or second tranche of Preferred Stock occur during the continuation of any of the foregoing events.

            Section 6.8 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

            Section 6.9 Issuance of Put Shares, Underlying Shares, and Warrant Shares. The sale of the Put Shares and the issuance of the Underlying Shares and the Warrant Shares pursuant to exercise of Warrants A and B, and the conversion of the Preferred Stock, shall be made in accordance with the provisions and requirements of Section 4(2) of Regulation D and any applicable state securities law.

            Section 6.10 Legal Opinion. The Company's independent counsel shall deliver to the Investors upon execution of this Agreement, and upon the Closings for (i) Preferred Stock as set forth in Section 2.11, and (ii) Put Shares as set forth in Section 7.2 (m) below, an opinion in the form of Exhibit F annexed hereto.

                                   ARTICLE VII

            CONDITIONS TO DELIVERY OF PUTS AND CONDITIONS TO CLOSING

            Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock Associated With A Put. The obligation hereunder of the Company to issue and sell the Put Shares to the Investors incident to each Closing (for Put Shares) is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                  (a) Accuracy of each of the Investors Representation and Warranties. The representations and warranties of each of the Investors shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) Performance by the Investors. The Investors shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to such Closing.

            Section 7.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investors to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of the Investors hereunder to acquire and pay for the Put Shares incident to a Closing (for Put Shares) is subject to the satisfaction, on (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date for each Put (each a "Condition Satisfaction Date"), of the conditions in Section 2.1, 2.2, 2.3 above, and each of the following conditions:

                  (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of that number of Put Shares indicated in the applicable Put Notice in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement and herein, the Registration Statement (including all Put Shares in the Put Notice) shall have previously become effective and shall remain effective during at least the three (3) Trading Days immediately preceding each Condition Satisfaction Date and each Put Date, and
(i) neither the Company nor any of the Investors shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and each of the Investors are reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

                  (b) Authority. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Put Shares, or shall have the availability of exemptions therefrom. The sale and issuance of the Put Shares shall be legally permitted by all laws and regulations to which the Company is subject.

                  (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company in this Agreement and all Exhibits attached hereto shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

                  (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Certificate of Designation, the Warrants A and Warrants B to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e)   No Injunction.  No statute, rule, regulation,  executive
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement or any of the Exhibits annexed hereto, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement or any of the Exhibits annexed hereto.

                  (f) Adverse Changes. The Company shall certify in writing that since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                  (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including, without limitation, the Put Shares) is not suspended by the SEC or the Principal Market, and the Common Stock (including, without limitation, the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice from Nasdaq concerning delisting of the Common Stock on the Principal Market, and the Company currently meets all listing requirements during the thirty (30) day period immediately preceding any Closing Date for a Put.

                  (h) 4.95% Percent Limitation. On each Closing Date for the Put Shares, the number of Put Shares then to be purchased by any of the Investors shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by any of the Investors beneficially or deemed beneficially owned by any of the Investors, would result in any of the Investors owning more than 4.95% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(h), in the event that the amount of Common Stock outstanding as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether any of the Investors, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.95% of the Common Stock following such Closing.

                  (i) Minimum Bid Price. The Bid Price equals or exceeds the Floor Price on the Trading Day immediately preceding the completion of all the conditions set forth in this Section (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events);

                  (j) Minimum Average Trading Volume. The average trading volume for the Common Stock over the previous thirty (30) calendar days exceeds 20,000 shares per Trading Day.

                  (k) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement (including all Put Shares in the Put Notice) to be suspended or otherwise ineffective (which event is more likely than not to occur within the ten Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (l) Trading Cushion. The Trading Cushion shall have elapsed since the next preceding Put Date.

                  (m) Legal Opinion. The Investors shall receive an opinion from counsel to the Company substantially in the form of Exhibit F annexed hereto on each Closing for Put Shares.

                  (n) Other. On each Condition Satisfaction Date, the Investors shall have received from the Company and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investors in order for the Investors to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate in substantially the form and substance of Exhibit D hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.


                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

            Section 8.1 Due Diligence Review. The Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by any of the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

            Section 8.2   Non-Disclosure of Non-Public Information

                  (a) The Company shall not disclose non-public information to the Investors, advisors to, or representatives of, the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides each

Investor, and its advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require each of the Investors advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

                  (b) Nothing herein shall require the Company to disclose non-public information to any of the Investors or their advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE IX

                                     LEGENDS

            Section  9.1  Legends.   Unless  otherwise   provided  below,   each
certificate representing Registrable Securities will bear the following legend (the "Legend"):

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN
            EFFECTIVE   REGISTRATION

            STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE OF CREDIT AGREEMENT DATED AS OF MAY 14, 1998. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

            Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit G hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investors to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investors:

                  (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor(s) confirm to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor(s) confirm to the transfer agent that the Investor(s) have complied with the prospectus delivery requirement. The requirement set forth in subsection 9.1(a)(ii) shall only apply in the event the Company registers the Common Stock pursuant to a Form S-3 registration statement pursuant to the Registration Rights Agreement. In the event the Company registers the Common Stock by means of a registration statement other then a Form S-3 registration statement, than only the conditions in subsection 9.1(a)(i) and 9.1(a)(iii) herein shall apply.

                  (b)   at  any  time  upon  any   surrender   of  one  or  more
certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that
(i) the Investor(s) is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor(s) has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities.

            Any of the notices referred to above in this Section 9.1 may be sent by facsimile to the Company's transfer agent.

            Section 9.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Common Stock, and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

            Section 9.3 Investor's Compliance. Nothing in this Article shall affect in any way any of the Investors obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                    ARTICLE X

                                  CHOICE OF LAW

            Section 10.1 Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

                                   ARTICLE XI

              ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

            Section 11.1 Assignment. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock and Preferred Stock (except any transferee (i) who was a purchaser on the open market, or pursuant to Rule 144, or (ii) who is an owner of less than ten (10%) percent of the original number of shares of Common Stock issued hereunder) purchased or acquired by the Investors hereunder with respect to the Common

Stock and Preferred Stock held by such person, and upon the prior written consent of the Company, which consent shall not unreasonably be withheld, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any affiliate of the Investors who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

            Section 11.2 Termination. This Agreement shall terminate upon the earliest of (i) the date that all the Registrable Securities have been sold by the Investors pursuant to the Registration Statement; (ii) the date the Investors receive an opinion from counsel to the Company that all of the Registrable Securities may be sold under the provisions of Rule 144; or (iii) five and one-half year after the commencement of the Commitment Period;
provided, however, that the provisions of Articles III, IV, V, VI (as long as the Securities are beneficially owned by any of the Investors or the Placement Agent, or their permitted assigns), VIII, IX, X, XI, and XII, herein, and the registration rights provisions for the Registrable Securities held by the Investors and the Placement Agent set forth in this Agreement, and the Registration Rights Agreement, shall survive the termination of this Agreement.

                                   ARTICLE XII

                                     NOTICES

            Section 12.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If to ObjectSoft Corporation:
                                            David Sarna, President
                                            Continental Plaza III
                                            433 Hackensack Avenue
                                            Hackensack, NJ 07601
                                            Telephone: (800) 816-8171
                                            Facsimile:  (201) 343-0056

            With a copy to:                 Melvin Weinberg, Esq.
                                            Parker Chapin Flattau & Klimpl, LLP
                                            1211 Avenue of the Americas
                                            New York, NY  10036
                                            Telephone: (212) 704-6000
                                            Facsimile:  (212) 704-6288

            If to the Investors at the addresses set forth on Schedule A attached hereto.

            with a copy to:

            (shall not constitute notice)   Scott H. Goldstein, Esq.
                                            Goldstein, Goldstein & Reis, LLP
                                            65 Broadway, 10th Floor
                                            New York, NY  10006
                                            Telephone: (212) 809-4220
                                            Facsimile: (212) 809-4228

            Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

            Section 12.2 Indemnification. The Company agrees to indemnify and hold harmless each of the Investors and each officer, director of the Investors or person, if any, who controls the Investor within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Investors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            Each Investor agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement. This indemnity agreement will be in addition to any liability which the Investors or any subsequent assignee may otherwise have.

            Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investors, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investor and the indemnifying party and the Investor shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Investors (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Investors, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Investor(s), which firm shall be designated in writing by the Investor(s)). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

            Section 12.3 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 12.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 12.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 12.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent representation.


                                  ARTICLE XIII

                                  MISCELLANEOUS

            Section 13.1 Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and a majority of the Investors, and the Placement Agent, on the other hand, or the Company on the one hand, and all of the Investors on the other hand.

            Section 13.2 Entire Agreement. This Agreement, the Exhibits or Attachments hereto, which include, but are not limited to the Certificate of Designation, Warrant A and B, the Escrow Agreement, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

            Section 13.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

            Section 13.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            Section 13.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.




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




            Section 13.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

            Section 13.7 Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay on the Closing Date for the Initial Shares, (i) to the Placement Agent, (a) five (5%) percent of the Initial Shares Investment Amount in cash, (b) 20,000 shares of Common Stock (which are to be included in the definition of "Registrable Securities" above), (c) four (4%) percent of the number of shares of Common Stock issued to the Investors on such Closing Date, and (d) a Warrant A to purchase 9,000 shares of Common Stock, and
(ii) to Goldstein, Goldstein & Reis, LLP, Twenty Thousand ($20,000) Dollars in cash. The Company also agrees to pay, on the Closing for both the first tranche, and second tranche of Preferred Stock, (i) to the Placement Agent (a) three (3%) percent of the First Tranche Investment Amount, and/or the Second Tranche Investment Amount, as applicable, in cash, and (b) four (4%) percent of the number of shares of Preferred Stock issued to the Investors on the Closing for the first tranche and/or the second tranche, as applicable, and (ii) to Goldstein, Goldstein & Reis, LLP, for legal and escrow expenses, the lesser of one-half of one (0.5%) percent of the gross proceeds, or Five Thousand ($5,000) Dollars, for each the first tranche and second tranche Closing. In addition to the fees set forth above, the Company also agrees to pay the following upon the Closing for each Put (i) to the Placement Agent, six (6%) percent of the gross proceeds in cash, , and (ii) to Goldstein, Goldstein & Reis, LLP, for legal and escrow expenses, the lesser of one-half of one (0.5%) percent of the gross proceeds, or Five Thousand ($5,000) Dollars per Closing of Put Shares.






                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]




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


            IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                                                OBJECTSOFT CORPORATION


                                                By  /s/ David E.Y. Sarna
                                                   ----------------------------
                                                   David E.Y. Sarna,
                                                   President


                                                SETTONDOWN CAPITAL INTER-
                                                NATIONAL LTD.


                                                By  /s/ Anthony L.M. Inder Riden
                                                   ----------------------------
                                                     Anthony L.M. Inder Riden



                                                AVALON CAPITAL, INC.


                                                By  /s/ Wayne Coleson
                                                   ----------------------------
                                                     Wayne Coleson



                                                AUSTOST ANSTALT SCHAAN


                                                By  /s/ Thomas Hackl
                                                   ----------------------------
                                                     Thomas Hackl



                                                BALMORE FUNDS S.A.


                                                By  /s/ Francois Morax
                                                   ----------------------------
                                                     Francois Morax






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